SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 16, 2003



                         WEBSTER FINANCIAL CORPORATION.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                   001-31486                 06-1187536
-----------------------------    ----------------------    -------------------
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)



                   WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702
                   -------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (203) 578-2476
                                                           --------------



                                 NOT APPLICABLE
 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 9.      REGULATION FD DISCLOSURE.
             -------------------------


Information being provided under Item 12
----------------------------------------

            On July 16, 2003, Webster Financial Corporation issued a press release describing its results of operations for the fiscal quarter ending June 30, 2003. That press release is attached hereto. This information is being furnished pursuant to Item 12 of Form 8-K and is being presented under Item 9 as provided in the Commission's interim guidance regarding Form 8-K Item 11 and
Item 12 filing requirements (Release No. 34-47583).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WEBSTER FINANCIAL CORPORATION
                                  -----------------------------
                                  (Registrant)



                                   /s/ William J. Healy
                                   ---------------------------------------------
                                   William J. Healy
                                   Executive Vice President and
                                   Chief Financial Officer


Date: July 16, 2003

MEDIA CONTACT:                                        INVESTOR CONTACT:
Clark Finley  203-578-2429                            Terry Mangan  203-578-2318
cfinley@westerbank.com                                   tmangan@websterbank.com

             WEBSTER REPORTS PER SHARE NET INCOME INCREASE IN SECOND
                         QUARTER AND FIRST HALF OF 2003

WATERBURY, Conn., July 16, 2003 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, today announced a seven percent increase in net income per diluted share to $.88 for the second quarter, compared to $.82 in the year-ago period. Net income totaled $40.6 million, compared to the same amount in the year-ago period.

For the first six months of 2003, net income was $1.74 per diluted share, compared to $1.47 in the year-ago period. Net income was $80.5 million, compared to $72.9 million in the year-ago period. Excluding the cumulative effect of a change in accounting method in the 2002 first quarter, net income for the first six months of 2002 was $80.2 million or $1.62 per diluted share.

"We are pleased to report continued progress in executing Webster's strategic plan for growth, including higher per share earnings," stated Webster chairman and chief executive officer, James C. Smith. "Webster continues to grow internally and through value-creating acquisitions, such as our recently announced partnership with North American Bank and Trust Company. Strong loan and deposit growth, coupled with the strength of our fee-based businesses, has mitigated the impact of lower yields on net interest income. We are well positioned to benefit from a gradually improving economy and the higher interest rates which will likely result."

                              Revenues and Expenses
                              ---------------------

Net interest income was $100.6 million in the second quarter, compared to $102.6 million in the year-ago period and $104.7 million in the first quarter. The decline resulted from significantly lower interest rates during the second quarter as reflected in Webster's net interest margin (annualized net interest income as a percentage of average earning assets) of 3.10 percent compared to
3.61 percent in the year-ago period and 3.30 percent in the first quarter of 2003. On a linked-quarter basis, all of the decline in net interest income resulted from a reduction of $6.0 million in interest income in the securities portfolio. This reduction is attributable to $1.4 million of incremental acceleration of premium amortization, significantly lower reinvestment yields on cash flows and a modest reduction in the portfolio. Webster has redeployed cash flows into investments with shorter maturities, at significantly reduced yields, in anticipation of rising interest rates.

In the second quarter of 2003, total noninterest income, including securities gains, increased by 47 percent to $58.3 million, up from $39.6 million in the year-ago period. Securities gains totaled $8.7 million in the second quarter compared to $1.1 million a year ago and $2.6 million in the first quarter. On a linked-quarter basis, the $6.1 million increase in securities gains offset the $6.0 million reduction of interest income in the securities portfolio. Unrealized gains in the investment portfolio were $85.6 million at June 30, 2003.

Excluding securities gains and writedowns of mortgage servicing rights, total fee revenue was $51.4 million in the second quarter, compared to $38.5 million a year ago and $51.3 million in the first quarter. Recent acquisitions contributed $5.3 million of fee-based revenue growth compared to one year ago while the remaining $5.8 million came from core growth. Deposit service fees were up 17 percent year over year, due primarily to growth in accounts. Insurance revenues were up 57 percent due to the Mathog & Moniello acquisition and increased premiums. Loan and loan servicing fees, excluding $1.8 million of writedowns of mortgage servicing rights, grew by 52% largely as a result of the Whitehall acquisition. Net gains on sales of loans and loan servicing were up $2.8 million, or 228 percent, due to increased mortgage origination volume. Revenues at Duff & Phelps and Wealth Management were up 20 percent and 11 percent, respectively.

Total noninterest expenses for the second quarter increased to $93.2 million, up from $78.8 million one year ago and flat with the first quarter. The increase in total noninterest expenses over the prior year's period includes recent acquisitions that account for $4.7 million and the balance reflects strategic investments in core businesses. Webster's strategic investments include, de novo branch expansion activity, the High Performance Checking initiative, the transformation of the Wealth Management business to a financial planning and advice-driven model and the expansion of the mortgage origination business.

                              Balance Sheet Growth
                              --------------------

At June 30, 2003, total assets increased to $14.5 billion, up 16 percent from $12.5 billion one year ago and an increase of 1 percent from the end of the 2003 first quarter. Total loans of $8.7 billion at June 30, 2003 increased 19 percent from a year ago and 2 percent from March 31, 2003. Loan growth over the past year is primarily attributable to growth in the equipment finance, commercial real estate and home equity portfolios, as well as the acquisition of the Whitehall asset-based lending business in August of 2002.

"The second quarter demonstrates the success of our consumer and commercial business development efforts," stated Webster president and chief operating officer, William T. Bromage. "Webster's strategic initiatives for growth continue to drive loan and deposit growth while improving the mix."

At the end of the second quarter, commercial loans, including commercial real estate, increased to $3.2 billion, up 32 percent from $2.4 billion a year ago and 5 percent from $3.0 billion at the end of the first quarter. Consumer loans totaled $2.0 billion, compared to $1.4 billion one year ago and $1.8 billion at March 31, 2003, with growth over the past year led by Webster's home equity product offering. Commercial and consumer loans were 59 percent of total loans at June 30, 2003, compared to 52 percent of total loans one year ago.

Webster's mortgage banking business generated $1.2 billion in originations in the second quarter, compared to $0.5 billion a year ago. For the first six months of 2003, mortgage originations totaled $2.1 billion compared to $0.9 billion in the year-ago period. In the first half of 2003, 72 percent of originations came from national wholesale mortgage banking operations, while 28 percent came from Webster's retail channel. All of Webster's national wholesale loan originations are sold into the secondary markets. Net gains on sales of loans and loan servicing totaled $4.1 million in the second quarter of 2003, which represented an increase of $1.3 million on a linked-quarter basis. This increase in gains acted as a natural hedge against a linked-quarter increase of $1.0 million in writedowns of mortgage servicing rights, which totaled $1.8 million in the second quarter of 2003.

Total deposits were $8.1 billion at June 30, 2003, an increase of 10 percent from $7.3 billion a year ago and an increase of 4 percent from $7.8 billion at March 31, 2003. Core deposits at June 30, 2003 represented 68 percent of total deposits, up from 62 percent a year ago. Webster's growth in deposits was driven in part by its High Performance Checking campaign initiated in August of 2002 and the continuing success of its de novo branches in Fairfield County, Connecticut.

Book value per common share of $24.09 at June 30, 2003 increased by 9 percent from $22.05 one year ago and increased by 3 percent from $23.47 at March 31, 2003. Tangible book value per share of $17.59 at June 30, 2003 increased by 8 percent from $16.31 one year ago and by 4 percent from $16.92 at March 31, 2003.

                                  Asset Quality
                                  -------------

Nonperforming assets totaled $57.0 million or 0.39 percent of total assets at June 30, 2003, compared to $51.6 million or 0.41 percent a year ago and $61.9 million or 0.43 percent at March 31, 2003. Classified loans were 1.3 percent of total loans at June 30, 2003 compared to 2.1 percent one year ago and 1.5 percent at March 31, 2003.

"Webster's credit quality demonstrates the impact of disciplined underwriting and focused portfolio management during this period of growth," stated Webster chief financial officer, William J. Healy. "Credit quality continues to be among our highest priorities."

The allowance for loan losses totaled $119.2 million at June 30, 2003 compared to $99.7 million a year ago and $118.6 million at March 31, 2003. The allowance represented 1.37 percent of total loans at June 30, 2003 compared to 1.36 percent a year ago and 1.39 percent at March 31, 2003. The ratio of the allowance to nonperforming loans at June 30, 2003 increased to 228 percent, compared to 206 percent a year ago and 219 percent at March 31, 2003.

Webster's net loan charge-offs in the second quarter of 2003 were $4.4 million, compared to $3.2 million in the year-ago period. The annualized net charge-off ratio was 20 basis points in the 2003 second quarter, compared to 18 basis points in the year-ago period.

                                Strategic Actions
                                -----------------

In April, Webster announced an 11 percent increase in its regular quarterly cash dividend to $.21 per common share from $.19 per common share previously. On an annual basis, Webster reported that its dividend rate increased from $.76 to $.84 per common share. The announcement marked the 63rd consecutive quarterly dividend since Webster first paid a dividend in 1987 and the 13th time Webster's dividend had been increased.

Webster also announced in April the appointment of Zeynep Fredrick as Executive Vice President, Information Technology and Operations. Prior to joining Webster, Ms. Fredrick held positions of chief information officer and senior vice president of technology for AllFirst Bank of Baltimore, Maryland and senior vice president of IT Operations and the Mergers, Acquisitions and Consolidations Group for First National Bank in Maryland.

In June, Webster announced that it has reached a definitive agreement for the acquisition of North American Bank and Trust Company (Nasdaq: NAMB), in a combination cash and stock transaction valued at approximately $30 million, or $11.25 per common share of North American stock. The acquisition is expected to increase access and convenience for both Webster and North American Bank customers and to contribute positively to Webster's earnings per share in the first year. Webster expects the transaction to close in the fourth quarter of 2003.

Webster held its inaugural Investor Day presentation to analysts and portfolio managers on June 11th, an event where Webster senior officers delivered presentations on the histories and strategic plans for Webster's various business lines. The audio webcast and presentation slides are available at the Investor Relations section of Webster's website, www.wbst.com.

                                       ***

Webster Financial Corporation is the holding company for Webster Bank and Webster Insurance. With $14 billion in assets, Webster Bank provides business and consumer banking, mortgage, insurance, trust and investment services through 109 banking offices, 219 ATMs, a Connecticut-based call center and the Internet. Webster Financial Corporation is majority owner of Chicago-based Duff & Phelps, LLC, a leader in financial advisory services. Webster Bank owns the asset-based lending firm, Whitehall Business Credit Corporation, Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and Webster Trust Company, N.A.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.

Conference Call
---------------

A conference call covering today's announcement will be held today, Wednesday, July 16, at 1:00 p.m. Eastern Daylight Time and may be heard through Webster's investor relations website at www.wbst.com, or in listen-only mode by calling 1-800-299-7635 (Access Code: 35765435). The call will be archived on the website and available for future retrieval.

Statements in this press release regarding Webster Financial Corporation's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see "Forward Looking Statements" in Webster's Annual Report for 2002.

          WEBSTER FINANCIAL CORPORATION

-----------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            At or for the Three         At or for the Six
                                                                            Months Ended June 30,      Months Ended June 30,
(In thousands, except per share data)                                        2003        2002 (a)       2003         2002 (a)
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME AND PERFORMANCE RATIOS (ANNUALIZED):
-------------------------------------------------------------------
Net income                                                                 $ 40,610      $40,572      $ 80,547      $72,907
Net income per diluted common share                                            0.88         0.82          1.74         1.47
Return on average shareholders' equity                                        15.01%       15.54%        15.10%       14.18%
Return on average assets                                                       1.15         1.32          1.16         1.21

NET INCOME AND PERFORMANCE RATIOS BEFORE CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING METHOD (ANNUALIZED):
-------------------------------------------------------------------
Net income                                                                   40,610       40,572        80,547       72,907
Cumulative effect of change in accounting method (b)                             --           --            --        7,280
                                                                           --------      -------      --------      -------
Net income before cumulative effect of change in accounting method         $ 40,610      $40,572      $ 80,547      $80,187

Net income per diluted common share                                            0.88         0.82          1.74         1.62
Return on average shareholders' equity                                        15.01%       15.54%        15.10%       15.60%
Return on average assets                                                       1.15         1.32          1.16         1.33
Noninterest income as a percentage of total revenue                           36.68        27.86         35.18        28.95
Efficiency ratio (c)                                                          58.65        55.45         58.73        55.34

CASH INCOME AND PERFORMANCE RATIOS (ANNUALIZED) (d):
-------------------------------------------------------------------
Net income                                                                 $ 40,610      $40,572      $ 80,547      $72,907
Cumulative effect of change in accounting method (b)                             --           --            --        7,280
Tax-effected intangible amortization                                          2,579        2,603         5,155        5,227
                                                                           --------      -------      --------      -------
Cash income                                                                  43,189       43,175        85,702       85,414

Cash income per diluted common share                                           0.93         0.87          1.85         1.72
Cash return on average shareholders' equity                                   15.96%       16.54%        16.07%       16.62%
Cash return on average assets                                                  1.23         1.41          1.23         1.41

ASSET QUALITY:
-------------------------------------------------------------------
Allowance for loan losses                                                  $119,239      $99,698      $119,239      $99,698
Nonperforming assets                                                         57,038       51,561        57,038       51,561
Allowance for loan losses / total loans                                        1.37%        1.36%         1.37%        1.36%
Net charge-offs/ average loans (annualized)                                    0.20         0.18          0.18         0.16
Nonperforming loans / total loans                                              0.60         0.66          0.60         0.66
Nonperforming assets / total assets                                            0.39         0.41          0.39         0.41
Allowance for loan losses / nonperforming loans                              228.06       205.72        228.06       205.72

OTHER RATIOS (ANNUALIZED):
-------------------------------------------------------------------
Shareholders' equity / total assets                                            7.61%        8.55%         7.61%        8.55%
Interest-rate spread                                                           3.06         3.52          3.16         3.47
Net interest margin                                                            3.10         3.61          3.20         3.56

SHARE RELATED:
-------------------------------------------------------------------
Book value per common share                                                $  24.09      $ 22.05      $  24.09      $ 22.05
Tangible book value per common share                                          17.59        16.31         17.59        16.31
Common stock closing price                                                    37.80        38.24         37.80        38.24
Dividends declared per common share                                            0.21         0.19          0.40         0.36

Common shares issued and outstanding                                         45,640       48,427        45,640       48,427
Basic shares (average)                                                       45,446       48,631        45,453       48,717
Diluted shares (average)                                                     46,242       49,585        46,217       49,584

Footnotes:

(a) Adjusted to reflect the adoption of SFAS No. 123, "Accounting for Stock-Based Compensation", SFAS No. 142, " Goodwill and Other Intangible Assets" and SFAS No. 147, "Acquisitions of Certain Financial Institutions" during 2002.
(b) Cumulative effect of change in accounting method for 2002 is a SFAS No. 142 transitional goodwill impairment charge of $11.2 million, net of taxes, $7.3 million.
(c) Noninterest expense as a percentage of net interest income plus noninterest income.
(d) Net income excluding tax-effected intangible amortization and cumulative effect of change in accounting method.
(e) For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.


--------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)
--------------------------------------------------------------------------------------------
                                                    June 30,      March 31,      June 30,
(Dollars in thousands)                               2003           2003          2002 (a)
--------------------------------------------------------------------------------------------
ASSETS:
Cash and due from depository institutions       $   254,645    $   238,370    $   244,257
Short-term investments                               20,671         13,696         55,539
Securities:
  Trading, at fair value                              3,893         10,924            163
  Available for sale, at fair value               4,395,400      4,497,686      4,155,071
                                                -----------    -----------    -----------
   TOTAL SECURITIES                               4,399,293      4,508,610      4,155,234

Loans held for sale                                 321,055        321,637        109,795

Loans:
  Residential mortgages                           3,541,922      3,657,707      3,543,947
  Commercial                                      2,010,109      1,947,167      1,392,344
  Commercial real estate                          1,144,429      1,062,891        992,160
  Consumer                                        2,013,486      1,841,526      1,394,497
                                                -----------    -----------    -----------
   TOTAL LOANS
                                                  8,709,946      8,509,291      7,322,948
Allowance for loan losses                          (119,239)      (118,596)       (99,698)
                                                -----------    -----------    -----------
   LOANS, NET
                                                  8,590,707      8,390,695      7,223,250
Accrued interest receivable                          54,034         58,137         56,543
Premises and equipment, net                          85,062         82,525         81,802
Goodwill and intangible assets                      316,989        320,942        301,912
Cash surrender value of life insurance              176,324        174,181        167,492
Prepaid expenses and other assets                   233,792        246,866         95,106
                                                -----------    -----------    -----------
   TOTAL ASSETS                                 $14,452,572    $14,355,659    $12,490,930
                                                ===========    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
  Checking and NOW                              $ 2,099,725    $ 1,965,636    $ 1,793,480
  Savings and MMDAs                               3,365,781      3,200,604      2,743,220
  Certificates of deposit                         2,526,429      2,543,060      2,696,163
                                                -----------    -----------    -----------
   TOTAL RETAIL DEPOSITS                          7,991,935      7,709,300      7,232,863
  Treasury deposits                                  93,767         74,509        104,726
                                                -----------    -----------    -----------
   TOTAL DEPOSITS                                 8,085,702      7,783,809      7,337,589

Federal Home Loan Bank advances                   2,185,830      2,885,098      2,196,984
Other borrowings                                  2,480,666      2,030,553      1,534,665
Senior notes and subordinated debt                  326,000        326,000        126,000
Accrued expenses and other liabilities              155,233        128,921         83,392
                                                -----------    -----------    -----------
   TOTAL LIABILITIES                             13,233,431     13,154,381     11,278,630

Corporation-obligated mandatorily redeemable
   capital securities of subsidiary trusts          110,255        121,255        135,000

Preferred stock of subsidiary corporation             9,577          9,577          9,577

SHAREHOLDERS' EQUITY                              1,099,309      1,070,446      1,067,723
                                                -----------    -----------    -----------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $14,452,572    $14,355,659    $12,490,930
                                                ===========    ===========    ===========


See Selected Financial Highlights for footnotes.


-----------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
-----------------------------------------------------------------------------------------------------------
                                                                  Three Months Ended    Six Months Ended
                                                                       June 30,             June 30,
(In thousands, except per share data)                             2003       2002 (a)   2003       2002 (a)
-----------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Loans and loans held for sale                                    $118,965   $114,027   $236,667   $225,522
Securities and short-term investments                              45,772     59,340     97,517    118,938
                                                                 --------   --------   --------   --------
  TOTAL INTEREST INCOME                                           164,737    173,367    334,184    344,460
                                                                 --------   --------   --------   --------
INTEREST EXPENSE:
Deposits                                                           28,750     37,005     58,168     76,618
Borrowings                                                         35,368     33,797     70,721     68,794
                                                                 --------   --------   --------   --------
  TOTAL INTEREST EXPENSE                                           64,118     70,802    128,889    145,412
                                                                 --------   --------   --------   --------
  NET INTEREST INCOME                                             100,619    102,565    205,295    199,048
Provision for loan losses                                           5,000      4,000     10,000      8,000
                                                                 --------   --------   --------   --------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              95,619     98,565    195,295    191,048
                                                                 --------   --------   --------   --------
NONINTEREST INCOME:
Deposit service fees                                               17,529     14,924     34,419     28,730
Insurance revenue                                                   9,980      6,376     20,944     13,812
Loan and loan servicing fees                                        4,723      4,211     10,628      8,096
Financial advisory services                                         5,229      4,357     10,660      8,316
Wealth and investment services                                      4,521      4,068      9,099      8,455
Gain on sale of loans and loan servicing, net                       4,066      1,239      6,837      1,632
Increase in cash surrender value of life insurance                  2,143      2,267      4,258      4,469
Other                                                               1,423      1,047      3,284      3,057
                                                                 --------   --------   --------   --------
  TOTAL FEE REVENUE                                                49,614     38,489    100,129     76,567
Gain on sale of securities, net                                     8,666      1,126     11,299      4,531
                                                                 --------   --------   --------   --------
   TOTAL NONINTEREST INCOME                                        58,280     39,615    111,428     81,098
                                                                 --------   --------   --------   --------
NONINTEREST EXPENSES:
Compensation and benefits                                          50,506     41,248    101,067     81,396
Occupancy                                                           7,672      6,212     15,771     12,497
Furniture and equipment                                             7,575      6,812     15,096     13,380
Intangible amortization                                             3,968      4,004      7,930      8,042
Marketing                                                           3,236      2,438      6,721      4,862
Professional services                                               2,994      2,820      5,472      5,147
Capital securities and preferred stock dividend                     2,958      3,753      6,096      7,585
Other                                                              14,290     11,556     27,852     22,133
                                                                 --------   --------   --------   --------
  TOTAL NONINTEREST EXPENSES                                       93,199     78,843    186,005    155,042
                                                                 --------   --------   --------   --------
Income before income taxes and cumulative effect of change
   in accounting method                                            60,700     59,337    120,718    117,104
Income taxes                                                       20,090     18,765     40,171     36,917
                                                                 --------   --------   --------   --------
   INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING METHOD                                             40,610     40,572     80,547     80,187
Cumulative effect of change in accounting method, net of taxes         --         --         --     (7,280)
                                                                 --------   --------   --------   --------
  NET INCOME                                                     $ 40,610   $ 40,572   $ 80,547   $ 72,907
                                                                 ========   ========   ========   ========

NET INCOME PER COMMON SHARE BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING METHOD:
  Basic                                                          $   0.89   $   0.83   $   1.77   $   1.65
  Diluted                                                            0.88       0.82       1.74       1.62

NET INCOME PER COMMON SHARE:
  Basic                                                          $   0.89   $   0.83   $   1.77   $   1.50
  Diluted                                                            0.88       0.82       1.74       1.47

See Selected Financial Highlights for footnotes.


-------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------
                                                                           Three Months Ended
                                                        June 30,   March 31,  December 31, September 30,  June 30,
(In thousands, except per share data)                     2003       2003        2002         2002         2002 (a)
-------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Loans and loans held for sale                           $118,965   $117,702    $120,386    $118,492      $114,027
Securities and short-term investments                     45,772     51,745      53,189      55,507        59,340
                                                        --------   --------    --------    --------      --------
  TOTAL INTEREST INCOME                                  164,737    169,447     173,575     173,999       173,367
                                                        --------   --------    --------    --------      --------
INTEREST EXPENSE:
Deposits                                                  28,750     29,418      33,375      36,169        37,005
Borrowings                                                35,368     35,353      36,110      35,240        33,797
                                                        --------   --------    --------    --------      --------
  TOTAL INTEREST EXPENSE                                  64,118     64,771      69,485      71,409        70,802
                                                        --------   --------    --------    --------      --------

  NET INTEREST INCOME                                    100,619    104,676     104,090     102,590       102,565
Provision for loan losses                                  5,000      5,000      16,000       5,000         4,000
                                                        --------   --------    --------    --------      --------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES     95,619     99,676      88,090      97,590        98,565
                                                        --------   --------    --------    --------      --------
NONINTEREST INCOME:
Deposit service fees                                      17,529     16,890      17,083      15,797        14,924
Insurance revenue                                          9,980     10,964       6,875       6,386         6,376
Loan and loan servicing fees                               4,723      5,905       6,089       4,346         4,211
Financial advisory services                                5,229      5,431       4,964       5,997         4,357
Wealth and investment services                             4,521      4,578       3,693       3,770         4,068
Gain on sale of loans and loan servicing, net              4,066      2,771       2,337       1,839         1,239
Increase in cash surrender value of life insurance         2,143      2,115       2,263       2,310         2,267
Other                                                      1,423      1,861       1,129         750         1,047
                                                        --------   --------    --------    --------      --------
  TOTAL FEE REVENUE                                       49,614     50,515      44,433      41,195        38,489
Gain on sale of securities, net                            8,666      2,633      13,934       4,912         1,126
                                                        --------   --------    --------    --------      --------
   TOTAL NONINTEREST INCOME                               58,280     53,148      58,367      46,107        39,615

NONINTEREST EXPENSES:
Compensation and benefits                                 50,506     50,561      46,343      43,303        41,248
Occupancy                                                  7,672      8,099       7,444       6,665         6,212
Furniture and equipment                                    7,575      7,521       8,228       7,559         6,812
Intangible amortization                                    3,968      3,962       3,997       3,978         4,004
Marketing                                                  3,236      3,485       3,038       2,622         2,438
Professional services                                      2,994      2,478       3,503       2,754         2,820
Capital securities and preferred stock dividend            2,958      3,138       3,355       3,449         3,753
Other                                                     14,290     13,562      13,244      13,799        11,556
                                                        --------   --------    --------    --------      --------
  TOTAL NONINTEREST EXPENSES                              93,199     92,806      89,152      84,129        78,843
                                                        --------   --------    --------    --------      --------
Income before income taxes and cumulative effect of
  change in accounting method                             60,700     60,018      57,305      59,568        59,337
Income taxes                                              20,090     20,081      17,904      19,144        18,765
                                                        --------   --------    --------    --------      --------
   INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
     IN ACCOUNTING METHOD                                 40,610     39,937      39,401      40,424        40,572
Cumulative effect of change in accounting method,
  net of taxes (b)                                            --         --          --          --            --
                                                        --------   --------    --------    --------      --------
  NET INCOME                                            $ 40,610   $ 39,937    $ 39,401    $ 40,424      $ 40,572
                                                        ========   ========    ========    ========      ========
NET INCOME PER COMMON SHARE BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING METHOD:
  Basic                                                 $   0.89   $   0.88    $   0.86    $   0.85      $   0.83
  Diluted                                                   0.88       0.86        0.85        0.84          0.82

NET INCOME PER COMMON SHARE:
  Basic                                                 $   0.89   $   0.88    $   0.86    $   0.85      $   0.83
  Diluted                                                   0.88       0.86        0.85        0.84          0.82

See Selected Financial Highlights for footnotes.


--------------------------------------------------------------------------------------------------
RETAIL AND WHOLESALE INTEREST-RATE SPREADS   (UNAUDITED)
--------------------------------------------------------------------------------------------------
Three Months Ended,                                     June    March  December  September  June
                                                        2003     2003    2002       2002     2002
--------------------------------------------------------------------------------------------------
      INTEREST-RATE SPREAD
      --------------------
      Total interest-earning assets                     5.06%    5.35%   5.61%      5.93%    6.09%
      Total interest-bearing liabilities                2.00     2.09    2.26       2.48     2.57
                                                        ----     ----    ----       ----     ----
          Interest-rate spread                          3.06%    3.26%   3.35%      3.45%    3.52%
          Net interest margin                           3.10     3.30    3.39       3.52     3.61

      RETAIL INTEREST-RATE SPREAD
      ---------------------------
      Yield on loans                                    5.30%    5.52%   5.71%      6.01%    6.23%
      Cost of deposits                                  1.46     1.57    1.77       1.96     2.06
                                                        ----     ----    ----       ----     ----
          Spread                                        3.84%    3.95%   3.94%      4.05%    4.17%
                                                        ====     ====    ====       ====     ====
      WHOLESALE INTEREST-RATE SPREAD
      ------------------------------
      Yield on securities                               4.52%    5.02%   5.40%      5.77%    5.84%
      Cost of borrowings                                2.88     2.90    3.07       3.40     3.56
                                                        ----     ----    ----       ----     ----
          Spread                                        1.64%    2.12%   2.33%      2.37%    2.28%
                                                        ====     ====    ====       ====     ====



-----------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED AVERAGE STATEMENTS OF CONDITION   (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------------------
Three Months Ended June 30,                                       2003                                     2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Fully tax-                                Fully tax-
                                                   Average                 equivalent      Average                    equivalent
      (Dollars in thousands)                       balance       Interest   yield/rate    balance (a)    Interest      yield/rate
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS:
  INTEREST-EARNING ASSETS:
  Loans and loans held for sale                  $ 8,951,987    $118,965      5.30%      $ 7,300,691      $114,027       6.23%
  Securities and short-term investments            4,170,243      46,142      4.52(e)      4,135,496        59,637       5.84(e)
                                                 -----------    --------      ----       -----------      --------       ----
     TOTAL INTEREST-EARNING ASSETS                13,122,230     165,107      5.06        11,436,187       173,664       6.09
  Noninterest-earning assets                         949,376    --------                     816,046      --------
                                                 -----------                             -----------
     TOTAL ASSETS                                $14,071,606                             $12,252,233
                                                 ===========                             ===========
LIABILITIES AND SHAREHOLDERS' EQUITY:
      INTEREST-BEARING LIABILITIES:
  Interest-bearing deposits                      $ 6,925,879    $ 28,750      1.67%      $ 6,341,251      $ 37,005       2.34%
  Noninterest-bearing deposits                       989,619          --        --           878,727            --         --
  Federal Home Loan Bank advances                  2,386,590      23,286      3.86         2,270,242        24,991       4.35
  Repurchase agreements and other borrowings       2,153,916       6,783      1.25         1,363,189         6,016       1.75
  Senior notes and subordinated debt                 326,000       5,299      6.50           126,000         2,790       8.86
                                                 -----------    --------      ----       -----------      --------       ----
     TOTAL INTEREST-BEARING LIABILITIES           12,782,004      64,118      2.00        10,979,409        70,802       2.57
  Noninterest-bearing liabilities                     83,574    --------                      72,719      --------
                                                 -----------                             -----------
     TOTAL LIABILITIES                            12,865,578                              11,052,128
  Capital securities and preferred stock of
     subsidiary corporation                          123,475                                 155,950
  Shareholders' equity                             1,082,553                               1,044,155
                                                 -----------                             -----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $14,071,606                             $12,252,233
                                                 ===========                             ===========
                                                                 100,989                                   102,862
 LESS: TAX-EQUIVALENT ADJUSTMENT                                    (370)                                     (297)
                                                                --------                                  --------
 NET INTEREST INCOME                                            $100,619                                  $102,565
                                                                ========                                  ========


 INTEREST-RATE SPREAD                                                         3.06%                                      3.52%
                                                                              ====                                       ====
 NET INTEREST MARGIN                                                          3.10%                                      3.61%
                                                                              ====                                       ====

See Selected Financial Highlights for footnotes.


------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED AVERAGE STATEMENTS OF CONDITION   (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   Six Months Ended June 30,                                             2003                                    2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Fully tax-                              Fully tax-
                                                        Average                  equivalent      Average                 equivalent
    (Dollars in thousands)                              balance        Interest  yield/rate    balance (a)     Interest  yield/rate
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
      INTEREST-EARNING ASSETS:
      Loans and loans held for sale                  $  8,753,421     $ 236,667     5.41 %    $  7,149,701     $ 225,522    6.31 %
      Securities and short-term investments             4,202,817        98,231     4.77 (e)     4,090,213       119,539    5.91 (e)
                                                     ------------     ---------     ----      ------------     ---------    ----
         TOTAL INTEREST-EARNING ASSETS                 12,956,238       334,898     5.20        11,239,914       345,061    6.16
                                                                      ---------                                ---------
      Noninterest-earning assets                          942,439                                  845,076
                                                     ------------                             ------------
         TOTAL ASSETS                                $ 13,898,677                             $ 12,084,990
                                                     ============                             ============
LIABILITIES AND SHAREHOLDERS' EQUITY:
      INTEREST-BEARING LIABILITIES:
      Interest-bearing deposits                      $  6,786,871        58,168     1.73 %    $  6,263,392     $  76,618    2.47 %
      Noninterest-bearing deposits                        970,530          --        --            858,925          --       --
      Federal Home Loan Bank advances                   2,483,365        47,077     3.77         2,330,473        52,278    4.46
      Repurchase agreements and other borrowings        2,077,451        13,035     1.25         1,240,582        10,936    1.75
      Senior notes and subordinated debt                  311,635        10,609     6.81           126,000         5,580    8.86
                                                     ------------     ---------     ----      ------------     ---------    ----
         TOTAL INTEREST-BEARING LIABILITIES            12,629,852       128,889     2.04        10,819,372       145,412    2.69
                                                                      ---------                                ---------
      Noninterest-bearing liabilities                      75,137                                   79,751
                                                     ------------                             ------------
         TOTAL LIABILITIES                             12,704,989                               10,899,123

      Capital securities and preferred stock of
         subsidiary corporation                           127,133                                  157,754

      Shareholders' equity                              1,066,555                                1,028,113
                                                     ------------                             ------------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $ 13,898,677                             $ 12,084,990
                                                     ============                             ============
                                                                        206,009                                  199,649
      LESS: TAX-EQUIVALENT ADJUSTMENT                                      (714)                                    (601)
                                                                      ---------                                ---------

      NET INTEREST INCOME                                             $ 205,295                                $ 199,048
                                                                      =========                                =========
      INTEREST-RATE SPREAD                                                          3.16 %                                  3.47 %
                                                                                    ====                                    ====
      NET INTEREST MARGIN                                                           3.20 %                                  3.56 %
                                                                                    ====                                    ====


      See Selected Financial Highlights for footnotes.


-------------------------------------------------------------------------------------------------------------------
ASSET QUALITY  (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------
                                                                    AT OR FOR THE THREE MONTHS ENDED,
                                                       ------------------------------------------------------------
                                                       June 30,     March 31,    Dec. 31,    Sept. 30,     June 30,
(Dollars in thousands)                                  2003          2003         2002        2002          2002
-------------------------------------------------------------------------------------------------------------------

NONPERFORMING ASSETS
--------------------

NONPERFORMING LOANS:
      Commercial:
         Commercial                                    $ 27,881     $ 27,784     $ 16,001     $ 19,000     $ 21,626
         Specialized industry                             3,399        3,399        3,399       27,231        3,399
         Equipment financing                              8,722        8,960        6,586        5,559        6,531
                                                       ------------------------------------------------------------
              Total commercial                           40,002       40,143       25,986       51,790       31,556

      Commercial real estate                              4,920        6,910        9,109       10,124        9,506
      Residential                                         6,596        5,712        7,263        5,521        5,991
      Consumer                                              767        1,510          894        1,062        1,409
                                                       ------------------------------------------------------------
Total nonperforming loans                                52,285       54,275       43,252       68,497       48,462
                                                       ------------------------------------------------------------
LOANS HELD FOR SALE                                          --        3,444        3,706           --           --
                                                       ------------------------------------------------------------

OTHER REAL ESTATE OWNED AND REPOSSESSED ASSETS:
      Commercial                                          4,224        3,967        2,568        3,007        2,294
      Residential                                           520          234          477          686          635
      Consumer                                                9            1           32           12          170
                                                       ------------------------------------------------------------
Total other real estate owned and repossessed assets      4,753        4,202        3,077        3,705        3,099
                                                       ------------------------------------------------------------
TOTAL NONPERFORMING ASSETS                             $ 57,038     $ 61,921     $ 50,035     $ 72,202     $ 51,561
                                                       ============================================================

-------------------------------------------------------------------------------------------------------------------

SUMMARY OF CLASSIFIED LOANS
---------------------------

      Substandard:
         Accruing                                      $ 62,064     $ 74,398     $ 70,245     $102,436     $106,281
         Nonaccruing                                     44,313       45,005       38,994       62,170       43,634
                                                        -----------------------------------------------------------
            Total substandard                           106,377      119,403      109,239      164,606      149,915

      Doubtful:
         Accruing                                            --           --           --            3            6
         Nonaccruing                                      6,617        7,279        3,743        3,724        3,808
                                                       ------------------------------------------------------------
           Total doubtful                                 6,617        7,279        3,743        3,727        3,814

      Loss                                                   --           --           --           --           --
                                                       ------------------------------------------------------------
      Total classified loans                           $112,994     $126,682     $112,982     $168,333     $153,729
                                                       ============================================================
Classified as a percent of loans                            1.3%         1.5%         1.4%         2.1%         2.1
                                                       ------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------------


                                                                           AT OR FOR THE THREE MONTHS ENDED,
                                                            -----------------------------------------------------------------

                                                             June 30,     March 31,     Dec. 31,      Sept. 30,      June 30,
(Dollars in thousands)                                         2003         2003          2002          2002           2002
-----------------------------------------------------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES
-------------------------

BEGINNING BALANCE                                           $ 118,596     $ 116,804     $ 116,118     $  99,698     $  98,930
     Allowance for purchased loans                                 --           146            --        16,338            --
     Provision                                                  5,000         5,000        16,000         5,000         4,000
     Write-down of loans transferred to held for sale              --            --       (12,432)           --            --

     Charge-offs:
       Residential                                                160            78            84           249           187

       Commercial:
        Specialized industry                                      327            --         2,569         1,892           854
        All other commercial                                    4,232         3,601         1,031         3,029         2,498
                                                            -----------------------------------------------------------------
             Total commercial                                   4,559         3,601         3,600         4,921         3,352

       Commercial real estate                                      --            --            --            --            --
       Consumer                                                   153           195           220           246           250
                                                            -----------------------------------------------------------------
             Total charge-offs                                  4,872         3,874         3,904         5,416         3,789
     Recoveries                                                  (515)         (520)       (1,022)         (498)         (557)
                                                            -----------------------------------------------------------------
             Net loan charge-offs                               4,357         3,354         2,882         4,918         3,232
                                                            -----------------------------------------------------------------

ENDING BALANCE                                              $ 119,239     $ 118,596     $ 116,804     $ 116,118     $  99,698
                                                            =================================================================
ASSET QUALITY RATIOS:
---------------------

Allowance for loan losses / total loans                          1.37 %        1.39 %        1.48 %        1.45 %        1.36 %
Net charge-offs/ average loans (annualized)                      0.20          0.16          0.14          0.26          0.18
Nonperforming loans / total loans                                0.60          0.64          0.55          0.86          0.66
Nonperforming assets / total assets                              0.39          0.43          0.37          0.54          0.41
Allowance for loan losses / nonperforming loans                228.06        218.51        270.05        169.52        205.72

